EXHIBIT (A)(4)
                                USF&G CORPORATION

                           OFFER TO PURCHASE FOR CASH

                         ANY AND ALL OF THE OUTSTANDING

               ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE 2009

                                       OF

                                USF&G CORPORATION

    SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 1998, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE OR THE LATEST EXTENSION THEREOF, IF EXTENDED, THE "EXPIRATION DATE"). NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                   May 15, 1998
TO OUR CLIENTS:

    Enclosed for your consideration is a Change of Control Notice and Offer to Purchase, dated May 15, 1998 (as the same may be amended from time to time, the "Offer to Purchase"), and a Form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), relating to the offer (the "Offer") by USF&G Corporation ("USF&G") to purchase for cash any and all of its outstanding zero coupon convertible subordinated notes due 2009 (the "Notes"). The "Repurchase Price" of $620.70 is the Issue Price ($512.98 per $1,000 principal amount at maturity) plus Original Issue Discount (the difference between the Issue Price and the principal amount at maturity of the Note) accrued (at 4.5% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date (March 3, 1994) of the Notes) through June 15, 1998, the date that is 35 Business Days after the occurrence of the Change of Control (as defined in the Offer to Purchase).

    The materials are being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the company urges beneficial owners of notes registered in the name of a broker, dealer, commercial bank, trust company or any other nominee to contact such registered holder promptly if they wish to tender Notes in the Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all such Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. We urge you to read carefully the Offer to Purchase and the Letter of Transmittal before instructing us to tender your Notes.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Offer. Notes tendered pursuant to the offer may be validly withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the expiration date.

    Your attention is directed to the following:

1. The Offer is for any and all outstanding Notes.
2. The Offer and withdrawal rights will expire on the expiration date.
3. Any transfer taxes incident to the transfer of Notes from the tendering holder to USF&G will be paid by USF&G, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

If you wish to have us tender any or all of your Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. If you authorize the tender of your Notes, all such Notes will be tendered unless otherwise specified below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer.

    This will instruct you to tender the principal amount of Notes indicated below held by you for the account or benefit of the undersigned pursuant to the terms of and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Box 1 /_/ Please tender ALL my Notes held by you for my account or benefit.
Box 2 /_/ Please tender LESS than all my Notes. I wish to tender $ principal amount of Notes.
Box 3 /_/ Please do not tender any Notes held by you for my account or benefit.


Date:________________, 1998



--------------------------------------------

--------------------------------------------
               SIGNATURE(S)


--------------------------------------------

--------------------------------------------
       PLEASE PRINT NAME(S) HERE


    UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR NOTES.

                                       -2-